UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 15, 2007

Date of Report (Date of earliest event reported)

SPECTRE TECHNOLOGY CORPORATION
(Exact name of registrant as specified in its charter)

NEVADA	98-0458087
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Suite 110, 174 Wilson Street, Victoria BC	V9A 7N7
(Address of principal executive offices)	(Zip Code)

(250) 294-0101
Issuer's telephone number (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01.

Entry into a Material Definitive Agreement

On June 15, 2007, Spectre Technology Corporation (the “Company”) entered into a binding Non-U.S. Share Private Placement and Subscription Agreement (a “Subscription Agreement”) with Andorra Banc Agricol Reig, SA whereby it sold 5,320,000 shares of its common stock, par value $.0001 (the “Common Stock”), for an aggregate purchase price of €2,000,000 (the “Andorra Sale”).  The per-share purchase price for the Andorra Sale was US$0.50.

On June 18, 2007, the Company entered into a Subscription Agreement with Woodrush Ltd. whereby it sold 133,333 shares of Common Stock for an aggregate purchase price of US$100,000 (the “Woodrush Sale” and, together with the Andorra Sale, the “Financing”).  The per-share purchase price for the Woodrush Sale was US$0.75.

In connection with the Financing, the Company paid the following placement fees:  (a) US$66,500 and 300,000 shares of Common Stock to Hans Kist, a resident of Switzerland; (b) US$66,500 and 200,000 shares of Common Stock to Hakan Wandeback, a resident of Luxembourg; and (c) US$266,000 to Francisco Portijello Hoyos, a resident of the United Kingdom.

The securities sold in this transaction have not been registered under the Securities Act of 1933, as amended (the “Act”) and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Act.  No offers or sales were made to United States residents and the Subscriber and the placement agents qualify under Rule 902 of Regulation S under the Act as non-U.S. subscribers.

The foregoing description is qualified in its entirety by the agreements and the other instruments relating to the documents attached to this Current Report on Form 8-K.

ITEM 3.02.

Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

IITEM 9.01.

Financial Statements and Exhibits

 (d) Exhibits.

The following exhibits are filed with this Report on Form 8-K:

Exhibit	Description

10.1 10.2	Non-US Share Private Placement Subscription Agreement with Andorra Banc Agricol Reig, SA Non-US Share Private Placement Subscription Agreement with Woodrush Ltd.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRE TECHNOLOGY CORP

Date: June 21, 2007	By:	/s/ Alain Ghiai
President

Exhibit Index

Exhibit	Description

10.1 10.2	Non-US Share Private Placement Subscription Agreement with Andorra Banc Agricol Reig, SA Non-US Share Private Placement Subscription Agreement with Woodrush Ltd.

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